EXHIBIT 4.2

       [Form of Face of Preferred Stock Certificate]


THIS IS A GLOBAL CERTIFICATE REPRESENTING ALL OF THE SHARES OF THIS SERIES, AND THE BENEFICIAL OWNERS OF THE SHARES ARE NOT ENTITLED TO RECEIVE ANY CERTIFICATE REPRESENTING SHARES BENEFICIALLY OWNED BY
THEM.




     01
- ----------                                       ---------
  Number                                          Shares

INCORPORATED UNDER THE LAWS                 SEE REVERSE FOR CERTAIN
OF THE STATE OF DELAWARE                    DEFINITIONS



                        FORD HOLDINGS, INC.
                                                    CUSIP:

                 Flexible Rate Auction Preferred
          Stock--Series [L][M][N] (Liquidation Preference
                      $100,000 Per Share)

This certifies that
                                 CEDE & CO.

is the owner of                     ***

Fully Paid and Non-Assessable Shares of Flexible Rate Auction
Preferred Stock--Series [L][M][N]

of Ford Holdings, Inc. (the "Company") transferable on the books of the Company only by the registered holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Company's Certificate of Incorporation, as amended, and to the provisions of certain Resolutions of the Board of Directors of the Company, copies of which are set forth in Certificates of Designations, filed in the office of the Secretary of the State of Delaware with respect to each class of Preferred Stock of the Company, to all of which the holder by acceptance hereof assents. Copies of such certificates are also on file with the Company.

                                  WITNESS the signatures of the
                                  duly authorized officers of the
                                  Company.

COUNTERSIGNED:



By:  THE BANK OF NEW YORK      ASSISTANT SECRETARY  VICE PRESIDENT
     AUCTION AGENT, TRANSFER                           - TREASURER
     AGENT AND REGISTRAR





     AUTHORIZED OFFICER            DATED:  December 22, 1994

              [Form of Reverse of Preferred Stock Certificate]

                         FORD HOLDINGS, INC.

     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                            ------------
TEN ENT - as tenants by the entireties             (Cust)       (Minor)
                                              under Uniform Gifts to Minors
JT TEN -  as joint tenants with right
          of survivorship and not as
          tenants in common                        Act _________________
                                                         (State)

     Additional abbreviations may also be used though not in the above list

                               -----------------------

  The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Company or to the Auction Agent.

        For Value Received,_____________________ hereby sell, assign and transfer unto

PLEASE INSSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________

________________________________________________________________________
________________________________________________________________________
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
________________________________________________________________________

____________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:_______________

                                              ____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.